Registration No. 333-159209

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BERITA CAPITAL CORPORATION (Name of small business issuer in its charter)

Nevada	3842	83-0514651
(State or jurisdiction of incorporation)	(Primary Standard Industrial Classification Code)	(I.R.S. Employee
		Identification Number)

#200-245 East Liberty Street, Reno, Nevada, 89501, USA
Tel: 1888-597-8899
(Address and telephone number of principal executive offices)
________________________________

Magnum Group International Inc.
610-1112 West Pender Street, Vancouver, BC, V6E 2S1 Canada
Tel: 1-888-597-8899 Fax: 1-604-697-8898
(Name, address and telephone number of agent for service)

As soon as practicable after the effective date of this Registration Statement (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934 (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filed ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

				Proposed
	Title of each class of	Number of	Proposed	maximum	Amount of
	securities to be	Shares to be	maximum offering	aggregate	registration fee
	registered	registered	price per unit (1)	offering price	(1)

	Common Stock, $ 0.001	950,000	$0.015	$14,250	$ 0.80
	Par Value

(1)	Based on the last sales price on January 15, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated ______________, 2009

PROSPECTUS

BERITA CAPITAL CORPORATION 950,000 SHARES COMMON STOCK

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus.

The shares were acquired by the Selling Shareholders directly from us in a private offering that was exempt from registration under the United States securities laws. We are registering these shares to enable the Selling Stockholders to resell them from time to time.

Our common stock is presently not listed or quoted on any market or electronic quotation system and we have not applied for listing. It is our intention to have a market maker apply for quotation of our common stock on the Over the Counter Bulletin Board (the “OTC Bulletin Board”) following the effectiveness of this registration statement, although there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop.. The 950,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $ 0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal Securities Act of 1933.

We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION TITLED "RISK FACTORS" on page 9 to 13.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

**************

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**************

Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is: ______________, 2009

SUMMARY INFORMATION

Prospective investors are urged to read this prospectus in its entirety.

Berita Capital Corporation was incorporated under the laws of Nevada on May 14, 2008 for the purpose of becoming a distributor of alternative health products. We have an exclusive Distribution Agreement with Multi Media Capital Corporation (“Multi Media”), a private company incorporated under the laws of Belize, to distribute the Bio-Resonance System using Electro Physiological Frequency Xrroid Technology (the “System”) to regional distributors in the Caribbean. We entered into this agreement on February 2, 2009 and the term of the agreement is 10 years.

The System uses technology that may evaluate the energetic state of a person’s body in order to reduce stress which may in turn, optimize health and wellness. The body’s electricity can be measured through responses such as inductance, voltage, and frequencies.

The System is designed specifically for stress detection and we believe it has the potential to be able to measure levels of vitamins, hormones, toxicity, and nutrition. The results of the biological reactivity are then used to understand the client’s, dysfunctions, and vulnerabilities.

The System differs from blood tests, x-rays and other bodily scans. The System measures the energetic state of the body and could potentially be able to detect blockages of that energy to neutralize abnormal energy patterns within the body.

Disadvantages of the System

The System may not be widely accepted by practitioners due to lack of credibility as the results have not been substantiated by an independent party or medical professional. The System does not make a diagnosis and results will vary as we cannot assert that the benefits expected from assessments will be achievable.

The System is proprietary technology owned by Multi Media, although it is not currently patented in any country. The potential market for the System may be limited based on the cost of the System. The System cannot be mass produced due to the cost and therefore may limit our ability to generate revenues on a timelier basis.

Our operations are based in Jamaica. The market in which we operate

Our intention is to distribute the System to regional distributors in the Caribbean who have extensive networks in the alternative health sector.

We believe that an increased focus on the benefits of a healthier lifestyle, paired with an aging population, may help to contribute to increased demand for alternative treatments to traditional medicine. We have not conducted any formal studies to support this belief.

The Offering

The offering consists of an aggregate of 950,000 shares of our common stock at a price of $0.015 per share. The shares offered are held by the minority shareholders (the “Selling Shareholders”). Currently, our officers and directors, beneficially own 64% of our issued and outstanding shares. Our President is our largest shareholder holding 60% of outstanding shares. All other shareholders own no more than 5% of our outstanding shares. Our President will exercise control over matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company.

Our shares are currently not traded on any market or exchange and as a result may be illiquid until we are quoted on an exchange or market quotation system.

History and results of operations

We entered into an exclusive Distribution Agreement with Multi Media on February 2, 2009 to distribute the System to regional distributors in the Caribbean. The terms of the agreement provide that Multi Media will be responsible for providing the System with related software, ancillary equipment and all necessary training to the appointed regional distributors in the Caribbean. We are subject to a performance quota and if we do not comply with the quota, our exclusive distribution rights will be reverted to non exclusive rights. Please refer to Exhibit 10.1.

On February 23, 2009, we entered into a Regional Distribution Agreement with Natural Wellness, a sole proprietorship operated by Dudley Delapenha, our corporate secretary, to distribute the System on a non-exclusive basis in the Caribbean. The agreement was therefore a non arms length transaction. Under the terms of the agreement Natural Wellness is obligated to comply with a performance quota whereby a minimum number of Systems shall be ordered during the term of the agreement. Natural Wellness will be granted preferred pricing on Systems. Should Natural Wellness fail to comply with the performance quota, preferred pricing shall cease and Natural Wellness shall be subject to retail pricing. Please refer to Exhibit 10.2.

We intend to expand our network to attract regional distributors in the Caribbean by establishing a local network of regional distributors through website advertising

We expect initial sales to be generated mostly in Jamaica and subsequently throughout the Caribbean islands. To date, we have appointed only one regional distributor, Natural Wellness, and have not generated sales.

We estimate our cash requirements for the next 12 months will be approximately $ 25,000 to cover our general and administrative costs, together with an additional $50,000 required in order to purchase our minimum quota of five Systems by February 2, 2010.

Our principal business office is located at the 26 Black Birch Way, Kingston in Jamaica. Our office is shared with Natural Wellness. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

THE OFFERING

This prospectus covers up to 950,000 shares of our common stock to be sold by the Selling Shareholders identified in this prospectus.

Shares offered by the Selling Shareholders:	Up to 950,000 shares of common stock, $0.001 par
value per share

Offering price:	The Selling Shareholders will sell their shares at
$0.015 per share until our shares are quoted on the
OTC Bulletin Board, and thereafter at prevailing
market prices or privately negotiated prices. We
cannot ensure that our shares will be quoted on the
OTC Bulletin Board. We determined this offering
price based upon the price of the last sale of our
common stock to investors. We intend to have our
securities quoted on the OTC Bulletin Board, a
quotation medium for subscribing National
Association of Securities Dealers (“NASD”)
members, upon our becoming a reporting entity
under the Securities Exchange Act of 1934 (the
“Exchange Act”). For this to happen, we must
contact an authorized OTC Bulletin Board market
maker for sponsorship of our securities on the OTC
Bulletin Board. Only authorized OTC Bulletin
Board market makers can apply to quote securities
on the OTC Bulletin Board. There is no guarantee,
however, that our stock will become quoted on the
OTC Bulletin Board. If our common stock
becomes quoted on the OTC Bulletin Board and a
market for the stock develops, the actual price of
stock will be determined by prevailing market
prices at the time of sale or by private transactions
negotiated by the Selling Shareholders. The
offering price would thus be determined by market
factors and the independent decisions of the Selling
Shareholders.

Common stock outstanding as of October 21, 2009:	2,500,000 shares

Common stock outstanding assuming the	2,500,000 shares
maximum number of shares are sold pursuant
to this offering:

Number of shares owned by the Selling	950,000 shares.
Shareholder after the offering:

Use of proceeds:	We will not receive any of the proceeds of the
shares offered by the Selling Shareholders.

Dividend policy:	We currently intend to retain any future earnings to
fund the development and growth of our business.
Therefore, we do not anticipate paying cash
dividends. See “Dividend Policy.”

OTC/BB symbol	Not applicable

RISK FACTORS

All parties and individuals reviewing this Form S-1 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the competitive environment in which we will be operating.

***You should read the following risk factors carefully before purchasing our common stock. *** RISKS RELATING TO OUR BUSINESS

We have a limited operating history upon which an evaluation of our prospects can be made. For that reason, it would be difficult for a potential investor to judge our prospects for success.

We were organized and commenced operations in May 2008. We have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will be in a position to generate profits. As of August 31, 2009 we had a net loss of $21,845. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the methods of product distribution that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

If we do not obtain additional financing or receive shareholder loans our business will fail.

As of August 31, 2009, we had cash in the amount of $14,780 and a negative working capital of $5,345. Our current operating funds are less than necessary to fund the next 12 months of our operations. We will require approximately $25,000 in the next 12 months to fund our operations, in addition to the $50,000 required to meet our minimum quota under our agreement with Multi Media. As of to date, we have not generated any revenues. We currently do not have any operations and we have not received any income. As well, we will not receive any funds from this registration.

We will require additional financing to sustain our business operations if we are not successful in generating revenues from the licensing of the System. We do not currently have any arrangements for financing and may not be able to find such financing if required.

Because our continuation as a going concern is in doubt, there is substantial uncertainty about our ability to continue our operations as a going concern.

In their audit report dated April 20, 2009 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. If our current shareholders are unwilling or unable to loan or advance any additional capital to us, and we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. Because we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

The cost of the System could increase subject to increase in materials used for the System and or other variable costs.

Our cost for the System is not fixed and may vary to account for increased costs in materials used for the System or other unforeseen costs which cannot be determined at this time. As a result, we may not have the necessary capital to purchase the System in a timely fashion as per our performance quota and our exclusive distribution rights in the Caribbean will be lost.

If we do not fulfill our performance quota with Multi Media, we will lose our exclusive distribution rights in the Caribbean.

We are required to fill five orders by February 10, 2010 at a total cost of $ 50,000 and ten orders prior to February 2, 2015 at a total cost of $ 100,000 with a further ten orders by February 2, 2019 at a total cost of $ 100,000. The total cost of obligation under our agreement with Multi Media is $ 250,000. We may not have sufficient capital to fulfill these orders and our exclusive distribution rights will be lost. Multi Media could appoint regional distributors in the Caribbean, which may offer a more competitive price than what we can currently offer.

We may not be able to compete effectively against our competitors, which could force us to curtail or cease business operations.

Many of our competitors have significantly greater name recognition, financial resources and larger distribution channels. If we are not able to compete effectively against our competitors, we will be forced to curtail or cease our business operations. Our market share in the alternative health service products and alternative treatment industry is very small at this time.

There are no conclusive studies regarding the medical benefits using the System.

We do not make any claims about the results of the System. The System is calibrated to measure the fine and subtle electrical reactions to a group of biological and medical substances. The results may vary and thus may not be accurately assessed. In addition, we are highly dependent upon consumers' perception of the safety and quality of our product as well as similar products distributed by other companies, we could be adversely affected in the event our product or any similar products distributed by other companies should prove or be asserted to be harmful to consumers.

Our product is subject to obsolescence, which could reduce our sales significantly.

The introduction by us or our competitors of new alternative stress reduction assessments by other methods offering increased functionality or enhanced results may render our existing product obsolete and unmarketable. Therefore, our ability to appoint regional distributors will continue to be a significant factor in our ability to grow and remain competitive and profitable.

Adverse publicity with respect to alternative health treatment methods and related products may force us to curtail or cease our business operations.

Past, present or future scientific research and/or publicity may not be favorable to our potential market, or may be inconsistent with any earlier favorable research or publicity about the alternative health market. Reports of research that are unfavorable to alternative stress management techniques could force us to curtail or cease our business operations. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from use of the System or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to comply with suggested therapies or change in lifestyle. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of the System. Any such occurrence could have a negative effect on our operations and force us to curtail or cease our business operations.

We have no manufacturing capabilities and we are dependent upon appointed manufacturers to manufacture our products.

We have no manufacturing facilities and have no present intention to manufacture the System. We are dependent upon our relationship with Multi Media, to manufacture and supply the System. As a result, our ability to deliver a safe, accurate assessment with the System may be adversely affected by the failure of this third party to reliably provide our product.

We have no distribution capabilities and we are entirely dependent on our regional distributors to provide sales.

We have one appointed regional distributor and are currently entirely dependent on our regional distributor to generate sales. Until we appoint other regional distributors in the Caribbean, we will be solely dependent on our regional distributor to generate sales and working capital needs.

We are dependent on the services of our President and the loss of his services could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our President, Mr. Locksley Samuels. Mr. Samuels is responsible for our overall direction and implementing our investment projects, financial budgets and forecasts, while overseeing marketing efforts. We do not have a formal employment contracts with Mr. Samuels and thus he has no obligation to fulfill his capacities as executive officer for any specified period of time. The loss of the services of Mr. Samuels could result in our ceasing operations until a suitable replacement has been found and we do not currently have the resources to be able to replace Mr. Samuels should he resign.

Because our President has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Locksley Samuels, intends to devote approximately 20% of his business time providing his services to us. While he presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Samuels from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

Because our director has no technical experience in the alternative medicine field, our business has a higher risk of failure.

Our President does not have any technical training in the field of alternative medicine. With no direct training or experience, Mr. Samuels may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

We have not conducted any formal market research or commissioned any independent studies about our potential market and are relying on our own beliefs and perception of a viable market in which to operate our business.

We have not carried out any formal research or commissioned any independent studies about our potential market. Our statements regarding our potential market are based on management’s beliefs and perceptions. If these beliefs or perceptions are incorrect, our operations will suffer as we will not be able to generate the revenues expected from this demographic.

Enforcement of Civil Liabilities

All of our directors and officers are residents of Jamaica. Consequently, it may be difficult for United States investors to effect service of process within the United States upon us or upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under the United States Securities Exchange Act of 1934. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Jamaica or by a Jamaican court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Jamaican court, in the matter. There is substantial doubt whether an original action could be brought successfully in Jamaica against any of such persons or our company predicated solely upon such civil liabilities.

RISKS RELATING TO THE OFFERING

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We intend to have our securities quoted on the OTC Bulletin Board, a quotation medium for subscribing National Association of Securities Dealers (“NASD”) members, upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). For this to happen, we must contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. Only authorized OTC Bulletin Board market makers can apply to quote securities on the OTC Bulletin Board. There is no guarantee, however, that our stock will become quoted on the OTC Bulletin Board. If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Neither we nor our Selling Shareholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results;
  changes in general economic conditions;
  changes in market valuations of similar companies;
  announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;
  loss of a major customer, partner or joint venture participant; and
  the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Once publicly trading, the application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

  that a broker or dealer approve a person’s account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Our stock is substantially controlled by one shareholder for the foreseeable future and as a result, that shareholder will be able to control our overall direction.

Our President owns 60% of our outstanding shares. As a result, he will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company. See "Principal Stockholders."

The offering price of $0.015 per share is arbitrarily determined and bears no relation to market value. The market value may be lower than $0.015 per share.

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering, whereby we received $15,000 for consideration of 950,000 shares of our commons stock.

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form S-1. We urge you to be cautious of these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein. The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering in January 2009 wherein we received $15,000 in consideration of 1,000,000 shares of our common stock from 24 investors.

The offering price of $ 0.015 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements. Should a market for our securities, the market price may be less than the offering price.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

The price of the current offering is fixed at $0.015 per share. This price is significantly greater than the net tangible book value per share as of August 31, 2009 of $0.005912, being a difference of $0.009088 per share. Net tangible book value is a method of valuing a company on a per share basis by measuring its equity after removing any intangible assets. The tangible book value per share is calculated as follows: total tangible assets ($14,780) divided by total number of shares outstanding (2,500,000).

SELLING SECURITY HOLDERS

The Selling Shareholders below are offering 950,000 shares of common stock offered through this prospectus. We entered into Share Subscription Agreements in January 2009 wherein 1,000,000 shares were acquired by 24 shareholders. These shares were subsequently issued for consideration of $15,000. Of the 1,000,000 shares sold in January 2009, 50,000 shares were purchased by Dudley Delapenha, our Corporate Secretary, who will not be reselling his securities under this registration statement. Please refer to a sample share subscription agreement as attached in Exhibit 10.3.

These offerings were made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933. Accordingly, our selling stockholders are not U.S. persons and for offerings made to such persons, no sales efforts were conducted in the U.S. All of the 24 shareholders entered into a Share Subscription Agreement with their respective share capital amounts and amounts paid for the shares.

On May 30, 2008, 1,500,000 shares were issued to our President for consideration of incorporation costs and other related costs amounting to approximately $1,500. These shares were exempt from registration under Regulation S of the Securities Act as they were made to non US residents.

The following table provides as of October 21, 2009 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)
Last	First	# Shares	Percent (2)		# Shares	Percent (2)
Alexander	Sharon	25,000	1%	25,000	-	-
Cheng	Fang-Yi	50,000	2%	50,000	-	-
Chou	Fong-Lei	40,000	2%	40,000	-	-
Chu	Mei-Ying	100,000	4%	100,000	-	-
Clarke	Loris	25,000	1%	25,000	-	-
Dalley	Dennis	20,000	1%	20,000	-	-
Dawkins	Andrew	10,000	<1%	10,000	-	-
Delapenha	Robert (3)	50,000	2%	50,000	-	-
Diedrick	Rosemary	50,000	2%	50,000	-	-
Fernandez	David	10,000	<1%	10,000	-	-
Liu	I-Ju	100,000	4%	100,000	-	-
Liu	Yi-An	100,000	4%	100,000	-	-
Liu	Yuh-Hsin	100,000	4%	100,000	-	-
McDonald	Rosemarie	10,000	<1%	10,000	-	-
McDonald	Karl	10,000	<1%	10,000	-	-
Phillipps	Sandra	20,000	1%	20,000	-	-
Portillo	Coral	10,000	<1%	10,000	-	-
Samuels	Patricia	50,000	2%	50,000	-	-
Samuels	Rupert	50,000	2%	50,000	-	-
Stewart	Youlander	10,000	<1%	10,000	-	-
Tong	Lan-Qi	10,000	<1%	10,000	-	-
Zheng	Mei	50,000	2%	50,000	-	-
Zhu	Mei-Man	50,000	2%	50,000	-	-

Total		950,000	38%	950,000	-	-

(1)	This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

(2)	The percentage is based on 2,500,000 common shares outstanding as of October 21, 2009.

(3)	Robert Delapenha is the son of Dudley Delapenha, our corporate Secretary. Robert Delapenha is an adult son and does not reside with Dudley Delapenha. Dudley Delapenha does not have voting control over Robert Delapenha’s shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that the Selling Shareholders do not purchase additional shares of common stock, and assumes that all shares offered are sold. It is possible that the Selling Shareholders may not sell all of the securities being offered.

None of the Selling Shareholders has had a material relationship with us, other than as a stockholder at any time within the past three years; or has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the Selling Shareholders. The 950,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Please note that these shares may be illiquid as these shares are not traded on a market or exchange.

To be quoted on the OTC Bulletin Board, we must engage a market maker to file an application for a trading symbol on our behalf with the Financial Industry Regulatory Authority (“FINRA”). The market maker will create a market for our shares to be traded on the open market. This process usually takes between three to six months; however, it can be prolonged depending on circumstances.

Once our stock is quoted on the OTC Bulletin Board shareholders will have a market in which to liquidate their shareholdings as desired.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions. These sales are at a fixed price of $ 0.015 until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. . The selling stockholders may use any one or more of the following methods when selling shares:

  any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  short sales;
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

  The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, ratherthan under this prospectus.

  None of our selling shareholders have an existing short position in our common stock or nor are they  expected to have a short position before the effective date of this Registration Statement.

  Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate insales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if anybroker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.The selling stockholders do not expect these commissions and discounts to exceed what is customary inthe types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealeracting as principal might be deemed to be underwriting discounts or commissions under the SecuritiesAct. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale ofshares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling stockholders may loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are paying the expenses of the offering because we seek to: (i) become a reporting company under the Exchange Act; and (ii) enable our common stock to be quoted on the OTC Bulletin Board. We must be a reporting company under the Exchange Act in order that our common stock is eligible for quotation on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the Selling Stockholders may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the Exchange Act and having our common stock quoted on the OTC Bulletin Board should increase our ability to raise additional funds from investors, should the need arise.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

If any Selling Shareholder enters into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

During the past five years neither of our directors or executive officers:

(i)	has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition;

(ii)	has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding;

(iii)	has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(iv)	has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Neither our company nor any of our officers or directors are a party to any legal proceedings nor are we aware of any pending or threatened claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the name of our sole officer and director, his present position, age and biographical information within the last 5 years. Also provided is a brief description of the business experience of our sole director and executive officer and significant employee during the past five years and an indication of directorships held by such director in other companies subject to the reporting requirements of the Securities Exchange Act.

Name	Age	Position	Period Serving	Term (1)
Locksley Samuels	58	President, CEO, CFO,	May 20, 2008 – May	1 year
		Treasurer, Director	19, 2009
Dudley	76		May 20, 2008 – May	1 year
Delapenha		Corporate Secretary	19, 2009

(1)	Directors hold office until the next annual stockholders’ meeting or until a successor or successors are elected and appointed.

Locksley Samuels is currently the President of Eurotrend Manufacturing Co., Ltd., ("Eurotrend") providing services for design, manufacturing and installation of custom kitchen cabinetry in Jamaica. Mr. Samuels has been the President of Eurotrend since its inception in 1984. Eurotrend currently employs approximately 20 staff. Eurotrend does not have any relationship with our company.

Mr. Samuels is also the President, CEO, CFO, Treasurer, Secretary and Director of Cybermesh International Corp., (“Cybermesh”) a public company since September 11, 2008. Mr. Samuels is responsible for operations and investment projects, and overseeing research and development and human resources and marketing. Mr. Samuels does not hold any shares in Cybermesh. Cybermesh does not have any relationship with our company. Cybermesh has at this time ceased seeking out acquisitions and instead intends to focus its attention on the research and development of the technologies it has acquired. Cybermesh is currently inactive until it has raised sufficient funds to carry out its research and development activities. Due to its inactive state, Cybermesh has not engaged any consultants and has no employees. It is the intention of Cybermesh to remain in the business of high tech development and not to take on acquisition opportunities for the foreseeable future.

Mr. Samuels obtained his Bachelors of Applied Sciences degree in Chemical Engineering from the University of Waterloo in Ontario, Canada in 1975.

Mr. Samuels was appointed as our President, CEO, CAO, CFO, and Director on May 14, 2008 and is responsible for our overall direction and implementing our investment projects, financial budgets and forecasts, while overseeing marketing efforts. In fulfilling these positions, Mr. Samuels expects to devote up to 20% of his work week to our business.

Dudley Delapenha was the marketing director from 1998 to 2000 for Avani Water Corporation (“Avani”), of Vancouver, British Columbia, a bottled water manufacturer company, where he was responsible for all marketing initiatives for the organization. During his tenure with Avani it had approximately 15 employees. From 2001 through 2003, Mr. Delapenha was the President of Key Elements Consulting, specializing in marketing and business plans preparation for various clients.

From March 20, 2006 to August 4, 2008, Mr. Delapenha was the sole officer, director of Smoker’s Lozenge Inc, a Nevada company publicly listed on the OTCBB. Smoker’s Lozenge Inc. was previously a distributor of alternative health products prior to its merger with Cybermesh in April 3, 2008, whereby Smoker’s Lozenge Inc., changed its name to Cybermesh International Corp and acquired various technologies. Mr. Delapenha resigned as a result of pursuing his efforts with Natural Wellness.

Mr. Delapenha graduated from the Field Sales Management Institute of New York in 1965. He also graduated from the Graduate School of Sales and Management and Marketing in New York in 1968.

Mr. Delapenha was appointed as our Corporate Secretary on May 20, 2008 and is responsible for our marketing efforts in the Caribbean. Mr. Delapenha devotes approximately 10 hours a week to our business.

Mr. Delapenha is the President of Natural Wellness, a sole proprietorship established as of September 1, 2008. Natural Wellness is a distributor of alternative health products and is currently the distributor of one product, the System, as per our distribution agreement dated February 23, 2009. The distribution agreement was a non arms length transaction as Mr. Delapenha is our corporate Secretary. Our office in Jamaica is shared with Natural Wellness at 26 Black Birch Way, Kingston.

Neither Mr. Samuels nor Mr. Delapenha are independent directors by virtue of their relationship with our company. Mr. Samuels is an executive officer and Mr. Delapenha is the owner of Natural Wellness, which has been granted a Regional Distribution Agreement to sell the System in Jamaica.

Family Relationships:

There are no family relationships between our directors and executive officers.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise between our business and the other business activities of Mr. Samuels.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time. We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 21, 2009 certain information regarding the beneficial ownership of our common stock by:

1.	each person who is known by us to be the beneficial owner of more than 5% of the common stock, and

2.	director and executive officers.

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

As of October 21, 2009, 2,500,000 shares with a par value of $0.001 per share were issued and outstanding. We are authorized to issue 75,000,000 shares with a par value of $0.001 per share.

	Name and Address of Beneficial	Amount and Nature of
Title of Class	Owner	Beneficial Owner	% Class(1)
Officers and Directors:
	Locksley Samuels	1,500,000	60%
Common Stock	5 Teesdale Close Kingston 8
	Jamaica W.I.
	Dudley Delapenha	50,000	2%
Common Stock	26 Black Birch Way, Kingston 6
	Jamaica, W.I.

Officers and Directors as a		1,550,000	62%
Group

(1) Based on 2,500,000 shares outstanding as of October 21, 2009.

DESCRIPTION OF SECURITIES

The securities being registered are 950,000 shares of common stock with a par value of $0.01 per share. Pursuant to our articles of incorporation, the total authorized capital is 200,000,000 shares of common stock with a par value of $0.001 per share, of which 1,000,000 shares were issued to 24 shareholders as per Share Subscription Agreements signed on January 15, 2009 and 1,500,000 shares were issued to our President for incorporation costs on May 30, 2008. This public offering consists solely of 950,000 shares of common stock being resold by the Selling Shareholders at a price of $0.015 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available. However, our present intention is not to pay any cash dividends to holders of shares but to reinvest earnings, if any. In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Our shares have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We have not issued and do not have outstanding any securities convertible into shares or any rights convertible or exchangeable into shares.

Changes in Control:

There are no arrangements which may result in a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Accounting Matters

Our financial statements as of February 28, 2009 appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, an independent auditor, as set forth in his report thereon, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Douglas Livesey of Lonsdale Avenue Law Centre, a law firm located in Vancouver, British Columbia.

     DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our Bylaws state that we shall indemnify all of our officers and directors, past, present and future, against any and all expenses incurred by them and each of them including but not limited to legal fees, judgment and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ORGANIZATION WITHIN LAST FIVE YEARS

Business Development

We were incorporated in the State of Nevada on May 14, 2008 for the purpose of distributing alternative health products in the Caribbean.

On May 30, 2008 we issued 1,500,000 shares for incorporation and related costs valued at $ 1,500. Prior to this share issuance, we had no business activities, assets, liabilities, or equity.

On January 15, 2009 we entered into share subscription agreements with 24 persons and issued 1,000,000 common shares in order to raise an initial $15,000 in working capital. Under the terms of the Agreement, the common shares were allotted effective January 15, 2009.

On February 2, 2009, we entered into a Distribution Agreement with Multi Media to distribute the System to users or appointed regional distributors in the Caribbean. On February 23, 2009, we entered into a Regional-Distribution Agreement with Natural Wellness, on a non exclusive basis to distribute the System in the Caribbean. Both agreements have a term of 10 years with the option to terminate upon consent of both parties.

DESCRIPTION OF BUSINESS

Principal Products, Services and Their Markets

The intention of the System is to reduce stress by way of providing an assessment of the irregularities of electrical impulses within the body. This treatment option is non-invasive. The System scans the body in a similar manner that a computer system scans for viruses. We obtained the exclusive distribution rights to use and distribute this System in the Caribbean from Multi Media. We do not make any claims about the results of the System. The System is calibrated to measure the subtle electrical reactions to a group of biological and medical substances. The information derived from the use of the System may vary and may not be effective in reducing stress. We are not aware of any adverse outcomes or regulatory actions against the System or similar products.

The System is designed for stress detection and does make any diagnosis. Only a technician trained by

Multi Media can use the System with the exception of the Caribbean where there is no requirement that such license is required.

We are not aware of any studies conducted on the effectiveness or safety of the System and there are no government regulations in the Caribbean pertaining to the marketing, sale and use of the System.

As per our agreement with Multi Media, the marketing of the System shall be subject to the export control laws and regulations of the exporting country, and the import control laws and regulations of the Caribbean. We and our regional distributors will be responsible for the timely obtaining of any required authorizations such as import licenses, exchange permits, or any other governmental authorization for the importation and marketing of the System. In engaging a licensed broker, we believe that we will be complying with the regulations of such import/export laws.

We shall engage an expert in order to receive Governmental approval for the marketing of the System should it be necessary. There are currently no government regulations in place to restrict the sale, use and marketing of the System.

Multi Media shall obtain or apply for any required approvals, certification, permit, or other documentation that may be required by the government authorities as proof that the System complies with any applicable standards, requirements, tests, or procedures in the Caribbean. We have been informed my Multi Media that there are no requirements required to operate or market the System in the Caribbean.

As per the United States, Food and Drug Administration, products similar to the System are exempt from pre-market notification from registration of at least 90 days in advance of intent to market a medical device. We do not intend on marketing the System in the United States in the foreseeable future.

Our agreement with Multi Media contains performance quotas and requires us to purchase five Systems by February 2, 2010. Our cost per System is $10,000. Our working capital needs for the next 12 months is approximately $ 25,000 (please see “Liquidity and Capital Sources”) not including our obligation to fulfill performance quotas. In fulfilling our performance quotas in the next 12 months in addition to our working capital needs, we will require approximately $75,000. If we do not fulfill our performance quota, we will lose our exclusive distribution rights in the Caribbean which could adversely affect our ability to expand our operations as regional distributors may be appointed directly by Multi Media which may offer a more competitive price than what we currently offer.

Target Market

Our target market is regional distributors in the Caribbean who have extensive networks in the alternative health sector.

We believe that there is a market in the alternative health sector as we perceive there to be an increased focus on the benefits of a healthier lifestyle, paired with an aging population, may help to contribute to increased demand for alternative treatments to traditional medicine. We have not at this time conducted any formal studies to support this belief.

The stress of living in today's environmentally complicated world can lead to many pressures upon the body. These stresses often result in a lowered immune system, degenerative conditions, chronic pain, low performance, depression, insomnia, and emotional ups and downs.

Use of the System

The purpose of the System is to operate at biological speeds (up to 1/1000 of a second) charting the resonance or response of the body to these frequencies, and ranking them in degree of reactivity, identifying both acute and chronic imbalances. Patients can then be provided information about the results and energetic therapy can be recommended to attempt a balancing or harmonizing of any aberrant frequencies. Using the System recommendations can be made for over 200 types of therapies which could benefit the treatment of the patient’s ailments. The System combines both eastern and western philosophies and techniques.

Therapies recommended can include, but are not limited to, treatment by chiropractors, acupuncturists, homoeopathists, color therapists, reflexologists, and nutritionists.

The System does not replace other forms of alternative healing or a doctor's care, but rather complements them by making recommendations to reduce stressors, which contributes to illness. People suffering from the following conditions may benefit from treatments by the System:

·	Attention Deficit Disorder	·	Hypertension	·	Bipolar disorder
·	Insomnia	·	Headaches	·	Trauma/shock
·	Learning Disabilities	·	Migraine	·	Hormonal imbalances
·	Weight loss problems	·	Addictions	·	Depression
·	Chronic Pain	·	Digestive disorders
·	Infections/inflammation	·	Phobias
·	Chronic Fatigue	·	Autism and dyslexia
·	Arthritis	·	Chronic fatigue
·	Immune disorders		syndrome
·	Anxiety	·	Blood sugar disorders
·	Eating disorders	·	Allergies

How the System Works

The System’s function is similar to that of a virus-scan on a computer. Its purpose is to find the energetic imbalances of stressors which can be related to viruses, nutritional imbalances, allergies, abnormalities, food sensitivities and much more. This data may offer an understanding of a person’s possible needs, dysfunctions and vulnerabilities.

The System comes equipped with hardware and software with hardware components consisting of a digital interface box with electrodes such as headband and ankle and wrist straps. A laptop computer is also included that has the Electro Physiological Frequency Xrroid Technology software installed. The System is connected to the patient via a headband, wrist and ankle straps. The System measures subtle energy fields in the body. Specifically, electromagnetic activity in the body is measured by different electromagnetic responses. The scanning process is painless and non-invasive.

The following is a non-exhaustive list of some levels the System examines: vitamin and mineral levels, spinal and pathway stress, amino acids, herbal formulations, reactions to common environmental chemicals, presence of heavy metals, toxic substances and household chemicals.

The initial session takes approximately 2 hours. When the test is complete, the trained technician reviews any variance of normal levels detected and a treatment plan is recommended. This process usually begins with the balancing of minerals and vitamins. The more specialized therapies can then be utilized as appropriate and a strategy for future sessions can be developed in consultation with the patient. The information from the initial scan is recorded, categorized and prioritized by the System in order to facilitate the revelation of possible stressors, and can help provide a more informed approach to changing the patient’s lifestyle to reduce and eliminate stressors. The System only detects stress factors and does not make any medical diagnoses.

The System is simple to use and comes with support materials such as help manuals and tutorial DVD's and CD's. However, in order to operate the System in any other territory other than the Caribbean, the technician must successfully complete training by Multi Media in order to be fully licensed to operate the system. The System is portable and can be used, for example, at a patient's home.

Cost

We will set the price of the System that we sell to our regional distributors and pricing will depend on whether performance quotas are maintained. If performance quotas are fulfilled by regional distributors, preferred pricing will be applied. However if no performance quotas are not met, retail pricing will apply. We do not set the pricing of the Systems to be sold by the regional distributors nor do we set the pricing for the services to be provided. We will not be entitled to royalty revenues after the sale of the System. Our accounting will be straightforward based on the cost we pay for the System and the price at which we resell to our regional distributors, less any expenses or taxes.

Results

After the initial assessment, the trained technician will work with the patient to recommend a comprehensive program to assist in removing the detected stressors, although no guarantee can be given that these recommendations will be successful.

Marketing Strategy

Our marketing strategy will solely be focused on appointing regional distributors in the Caribbean, with our initial focus on Jamaica.

Our goal is to appoint five regional distributors within the next 12 months with performance quota requirements for each distributor. In the Caribbean, we are able to sell the System to any individual as there currently is no government regulation on the sale and operation of the System.

We believe that this system would be only the second of its kind being offered in Jamaica and would give our regional distributors an opportunity in the market place to develop.

We plan on capturing this market through website advertising and word-of-mouth in seeking out regional distributors. In addition, print advertising will be used as well as advertisements in daily newspapers. Our role in sales and marketing of the System will include networking with various health professionals for possible retail sales and also wholesalers who have an existing client base in order to facilitate our regional distributors. In developing such market, we expect to incur approximately $ 5,000 in marketing and advertising costs. We do not have any Systems in inventory and plan to initiate such orders when regional distributors place orders with us. We are not aware of any government regulations that would restrict distribution of the System to individuals or companies in the Caribbean. Our website is in the process of being developed and will launch in approximately 3 months.

Distribution Methods and Installation

Distribution

Our methods of distribution consist of third party couriers for delivery of the System. We may engage the services of transportation brokers for large quantities of inventory, should the need arise.

New Products

We are not developing nor do we intend to distribute any other products in the foreseeable future.

Competition

Our main competitor is other providers of the System or similar devices

We believe that the principal competitive factors in our market are:

·	ability to attract;

·	product pricing;

·	reliability of the System; and

·	quality and positive results from the System.

We believe that we can compete favorably based on these factors. The long term success and responsiveness of our marketing is largely dependent on the success of the System in the market in the alternative health sector. Our success is dependent on our regional distributor’s efforts in marketing the System to its networks.

Availability of Raw Materials

Inventory

As of October 21, 2009, we have not filled any orders with Multi Media. Our intention is to fill such order when we have received full payment from our regional distributor.

Multi Media is an importer of various alternative health products and does not manufacture any products. Multi Media has advised that it will adjust levels of inventory accordingly to meet the increased demand. We have been informed that Multi Media is able to obtain its supply of Systems within 5 working days. We believe that at this time Multi Media will have sufficient inventory on hand to meet our supply demands. Once our sales have increased, we will make arrangements with Multi Media to ensure that their minimum inventory is adequate to meet our needs.

The minimum quantity of orders that must be placed by us is as follows:

  Prior to February 2, 2010 – 5 orders
  Prior to February 2, 2015 – 10 orders
  Prior to February 2, 2019 – 10 orders

If we do not fulfill our minimum orders with Multi Media, our exclusive distribution rights will be reverted to non-exclusive rights.

Natural Wellness, in turn, is subject to the same minimum order quantities.

If Natural Wellness does not fulfil its minimum orders, it will be subject to retail pricing on Systems as opposed to wholesale pricing. Upon further discussions with Natural Wellness, it has been determined that it is unlikely that 5 orders will be placed by February 23, 2010. It is our intention to appoint other distributors in the Caribbean as soon as practicable.

We cannot estimate at this time the frequency of our placement of orders as we have not established trends or possible seasonal aspects which may affect our regional distributor’s business and the resultant increase or lag in number of orders placed with us.

Orders and Payment

Orders with Multi Media will be placed by emailing the purchase order form. The 30 day delivery commences from the date of receipt of the email by Multi Media.

Payment is due on the delivery date by wire transfer, credit card, bank draft, or money order.

We have extended the same terms to Natural Wellness.

Delivery

We must allow 30 days for delivery of inventory from Multi Media. We are responsible for shipping costs, unless an order is delivered more than 60 days after placing an order, in which case Multi Media will be liable for delivery costs.

Orders will be sent by courier and we do not expect that there will be any significant delays in delivery. The likelihood of delays caused by the courier company is low as all deliveries are tracked and accounted for at each delivery point in transit to the final destination.

In the event that there are delays longer than 30 days from the expected receipt date, we will halt sales until we have received the System. In this event, Multi Media will be responsible for delivery costs.

Regional distributors are responsible for making arrangements to pick up their orders from our office in Jamaica.

Storage

The System should be stored under the same conditions of that of a computer.

Returns and Refunds

Multi Media does not offer refund of product under any circumstances including excess inventory carried at any time. We also do not offer refunds to our regional distributors under any circumstances. Multi Media will replace inventory damaged in transit at its discretion and will replace all Systems with defective packaging. We will extend the same return policy to regional distributors.

Patents, Trademarks and Labour Contracts

Patents

Although Multi Media considers the System to be proprietary technology, it is not currently patented by

Multi Media. Trademarks

We do not have any trademarks on our trade name or logo.

Labour Contracts

We do not have any labour contracts as we do not have any employees.

Government Regulation

The System falls under alternative medical treatments. To date, the Jamaican government has yet to institute regulations regarding alternative medicine.

We cannot determine what effect additional domestic or international governmental legislation, regulations or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of the System to meet new standards, discontinuance of the System if it is incapable of reformulation, expanded documentation of the properties of the System, or increased scientific substantiation.

Research and Development

We do not plan on engaging in any research and development costs as any efforts in this area will be initiated by Multi Media.

Compliance with Environment Laws

To our knowledge, we are not subject to any environmental laws that may impact our operations. We are not in violation of any environmental laws as our operations do not have an effect on the environment.

Employees (See also “Description of Property” below)

Principal Business Office & Administrative Branch Office

Our principal office is located at 26 Black Birch Way, Kingston, Jamaica. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

Reports to Security Holders Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-K in accordance with the provisions of Section 12 of the Securities Exchange Act. Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis. Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results. Management considers an accounting estimate to be critical if:

  assumptions are required to be made; and
  changes in estimates could have a material effect on our financial statements.

Based upon these criteria, the Company has identified the following significant estimates:

  Revenue recognition under the distributor agreements
  Accounting for equity instruments issued for services
  Accounting for income taxes

Revenue will be recognized for product sales under the exclusive rights contract with Multi Media Corporation according to the guidelines in the revenue recognition policy. The accounting for equity instruments issued for services follows the guidelines of SFAS # 123R, “Share-Based Payments,” Judgments made in the valuation process can have a significant effect.

The accounting for income taxes follows the guidelines of FAS #109 and could involve significant judgment as to the establishment of a valuation allowances on deferred taxes or the recognition thereof on the balance sheet and statement of operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Background

We were incorporated in May 2008 for the purpose of distributing the System in the Caribbean. We have not generated any revenues since our inception. We intend to market and distribute the System to regional distributors in the Caribbean and have appointed one regional distributor to date. We do not manufacture the System. All of our supplies will be provided from a third party, Multi Media. We plan to generate revenues by sales to regional distributors. All of our current operations are based in the Caribbean.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has experienced losses and does not presently have sufficient resources to accomplish its objectives during the next twelve months. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

The Company’s plan of operation is geared to providing assurance about fulfilling the order commitment necessary to maintain the exclusive right to market the System provided by Multi Media. For that purpose, it intends to appoint additional regional distributors within the next few months and provide marketing and advertising support. Development of the distributor network plus required support is expected to cost $ 5,000 as mentioned below. In addition, the Company will require funding to pay its existing current liabilities ($ 20,000) and to provide for working capital.

The Company will obtain initial funding from shareholder loans. Additional funding will be obtained from private investors who have expressed interest in the project.

Results of Operations

The following is an analysis of our operations from the commencement of our operations on May 14, 2008 to our year ended February 28, 2009 and for the six months periods ended August 31, 2009.

As of our year ended February 28, 2009 and for the six months periods ended August 31, 2009 and as of to date, we have not generated any revenues. On February 23, 2009, we appointed Natural Wellness as a regional distributor in the Caribbean.

Our profit margin is approximately 30% per System based on preferred pricing granted to regional distributors. Regional distributors who do not comply with performance quotas will be subject to retail pricing in which we will realize a profit margin of 50% per System.

Our expenses total $ 21,510 and consist of the following:

Legal	$ 15,000
Accounting and audit	4,000
Transfer agent	1,000
Organization expenses	1,500
Other	10
Total	$ 21,510

Our legal costs relating to preparation of the registration of common stock on this Form S-1 is estimated to be $15,000. We have also estimated our audit fees for the current fiscal year end to be $ 4,000. We incurred $ 1,000 in transfer agent fees relating to initial set up costs.

At this time we cannot estimate whether such expenses will vary based on our limited operating history.

For the six months ended August 31, 2009, our total expenses were $ 335 consisting of office expenses.

Current trends in the industry

To the best of management’s knowledge, in the Caribbean, there are very few comparable products to the System, targeted at the same market. It is difficult to assess trends in the industry which may affect the results of our operations at this time due to the lack of operating history and experience in the industry.

Liquidity and Capital Resources Working Capital Needs:

Not including fulfilling our performance quota with Multimedia which will total $ 50,000 as of February 2, 2010, at a minimum, our working capital needs are approximately $ 25,000 for the next 12 months to cover our accrued legal, audit and transfer agent expenses amounting to $ 20,000 and a further $ 5,000 in marketing and advertising costs. Of the $ 20,000 amount accrued, $ 15,000 relates to legal fees for preparation of the registration statement, $ 4,000 relate to audit fees and the remaining $ 1,000 relate to transfer agent fees. At this time we expect to focus on our marketing efforts in the Caribbean. It is our intention to appoint a further 5 regional distributors in the Caribbean in the next 12 months. We hope to attract them by networking with various health professionals and alternative health product wholesalers with an existing client base and established distribution channels. We estimate that we will incur a total of $ 5,000, as mentioned above, for advertising and will rely on the efforts of our President to market the System. We will not be appointing marketing consultants until we have generated sufficient revenues.

Sources of Capital:

Our only source of capital received to date is from the private placements received from 24 shareholders on January 15, 2009. We may receive shareholder loans however we have no formal agreements with any shareholders to grant us funding should we require it. We cannot estimate when shareholder loans will be granted to us. Shareholder loans have an imputed interest rate of 6%.

Cash Flows Operating Activities:

For the year ended February 28, 2009, our cash flows consumed by operating activities were $ 10 and an accrued $ 20,000 consisting of legal and accounting fees in the amount of $ 19,000 and $ 1,000 in transfer agent fees.

For the six months ended August 31, 2009, our cash flows consumed by operating activities were $ 210. Our accrued liabilities increased by $ 125 as a result of incurring office expenses.

Financing Activities:

For the year ended February 28, 2009, 24 of our shareholders paid $15,000 for the purchase of 1,000,000 common shares or $0.015 per share. These shares were valued at par value of $0.001.

We did not have any financing activities for the six months ended August 31, 2009.

Material Commitments

We do not have any material commitments for capital expenditures.

Seasonal Aspects

There are no seasonal aspects which would affect the results of our operations during any particular time of year.

Off Balance Sheet Arrangements We have no off balance sheet arrangements.

DESCRIPTION OF PROPERTY

Principal Business Office

Our principal business office is located at 26 Black Birch Way, Kingston, Jamaica and is approximately 500 square feet. The office is rented on a monthly basis for $ 500 per month and is provided rent free by our President. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501. This is also the office of our resident agent so this office is shared by numerous companies that have engaged our resident agent.

There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use. We believe that this arrangement is suitable given the nature of our current operations, and believe that we will not need to lease additional administrative offices in the immediate future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2008 we issued 1,500,000 shares for incorporation and related costs valued at $1,500 to our President for incorporation costs.

On January 15, 2009, 24 of our shareholders paid $15,000 to acquire 1,000,000 of our common shares at $0.015 per share. Of the 1,000,000 shares issued to 124 shareholders, 50,000 were issued to Dudley Delapenha, our Corporate Secretary and a further 50,000 were issued to Robert Delapenha, the son of Dudley Delapenha. Please refer to Exhibit 10.3 – Standard Share Subscription Agreement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere. We anticipate retaining a market maker in order to obtain quotation on the OTC Bulletin Board upon effectiveness of this registration statement. There can be no assurance, however, that a public market will materialize.

Stockholders of Our Common Shares

As October 21, 2009, we had 25 registered shareholders and 2,500,000 shares outstanding.

Rule 144 Shares

Rule 144 provides an exemption from registration under the Securities Act of 1933 for sales by holders of "restricted securities" (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of "control securities" (i.e., securities held by affiliates, regardless of how they acquired them).

In February 2008, amendments to Rule 144 under the Securities Act of 1933 that substantially liberalized the rules governing the resale of securities issued in private transactions or held by affiliates became effective. The amendments shortened the holding periods for restricted securities of public companies, significantly reduced the conditions applicable to sales of restricted securities by non-affiliates, and modified other aspects of the rules.

Under amended Rule 144, holders of restricted securities of reporting companies (i.e., companies that have been subject to public reporting requirements for at least 90 days before the sale) are able to sell their securities after holding them for only six months, subject to specified conditions. Sales under Rule 144 may also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Sales by Non-Affiliates under Rule 144

After six months but prior to one year from the date of acquisition of securities from the issuer or an affiliate of the issuer, non-affiliates of reporting companies may resell those securities under Rule 144 subject only to the current public information requirement described below. They will not have to file a Form 144, follow manner-of-sale requirements, or stay within the volume limitations. All of our non-affiliate shareholders will be able to sell their shares six months after we are deemed a reporting issuer. Accordingly, a total of up to 950,000 shares may be freely traded under the conditions set forth under Rule 144. After holding securities for one year, non-affiliates of both reporting and non-reporting companies may resell those securities freely without any additional conditions under Rule 144. Accordingly, all of the 950,000 shares held by the Selling Shareholders would be freely tradable one year after we are deemed a reporting issuer.

Sales by Affiliates

In general, affiliates are subject to all of the requirements under Rule 144.

  Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.
  Holding period. Restricted securities must be held for at least six months before they may be sold (securities issued in registered transactions are not subject to a holding period). The holding period for restricted securities of non-reporting companies is one year.
  Volume limitations. For equity securities, in any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of theclass. The volume limitation for debt securities permits the sale of up to 10% of a tranche orclass of debt securities in any three-month period. However, since our shares are quoted on theOTC Bulletin Board, which is not an “automated quotation system,” our stockholders will notbe able to rely on the market-based trading volume provision described in clause (i) above. If,in the future, our securities are listed on an exchange or quoted on NASDAQ, then ourstockholders would be able to rely on the market-based trading volume provision. Unless anduntil our stock is so listed or quoted, our stockholders can only rely on the percentage basedvolume provision described in clause (ii) above.
  Manner-of-sale requirements. Resales of equity securities must be made in unsolicited "brokers' transactions" or transactions directly with a "market maker" and must comply with other specified requirements. Equity securities may be sold in "riskless principal transactions" (in addition to "brokers' transactions" and transactions directly with a "market maker").
  Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds the lesser of 5,000 shares or $50,000 in aggregate sales price.

Stock Option Grants

There are no outstanding options or warrants to purchase, or securities convertible into shares or equity compensation plans. Our issued and outstanding shares could be sold at the appropriate time pursuant to Rule 144 of the Securities Act.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares, our intention is to retain future earnings for use in our operations and the expansion of our business. We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

Our sole director and President, Mr. Locksley Samuels and our Corporate Secretary, Mr. Dudley Delapenha agreed to waive any compensation since inception to date due to a lack of working capital. Mr. Samuels and Mr. Delapenha may receive a salary once revenues are generated; however the amount of such compensation has not yet been determined and will be based on the revenues generated.

We presently do not have any compensation agreement with our sole director and President or with our Corporate Secretary. We do not pay to our sole director any compensation for such director serving on our board of directors.

Stock Option Grants

We have not granted any stock options to either of our executive officers since incorporation.

Consulting Agreements

We do not have any employment or consulting agreements with our sole director and President or our Corporate Secretary. We are not proposing to compensate either our sole director and President or corporate secretary for acting in their capacities at this time.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Berita Capital Corporation,

We have audited the accompanying balance sheet of Berita Capital Corporation (A Development Stage Company) as of February 28, 2009, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the period May 14, 2008 (Date of Inception) to February 28, 2009. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Berita Capital Corporation. (A Development Stage Company) as of February 28, 2009, and the results of its operations and cash flows for the period May 14, 2008 (Date of Inception) to February 28, 2009 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, at February 28, 2009, the Company had an accumulated deficit of $ 21,510. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.

/s/Robert G. Jeffrey, Certified Public Accountants April 20, 2009 Wayne, New Jersey

-F1-

BERITA CAPITAL CORPORATION.
Balance Sheet
(A Development Stage Company)
February 28, 2009

ASSETS

Current Assets:
Cash	$ 14,990

Total current assets	14,990

Total Assets	$ 14,990

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accrued liabilities	$ 20,000

Stockholders’ Deficiency:
Common stock – authorized, 75,000,000 shares of $.001 par value; issued
and outstanding, 2,500,000 shares	$ 2,500
Capital in excess of par value	14,000
Accumulated deficit	(21,510)
Total stockholders’ deficiency	(5,010)

Total Liabilities and Stockholders’ Deficiency	$ 14,990

The accompanying notes are an integral part of these financial statements.

-F2-

BERITA CAPITAL CORPORATION.
(A Development Stage Company)
 Statement of Operations
For the Period May 14, 2008 (Date of Inception) to February 28, 2009

Revenue	$ -
Expenses:
Professional fees	19,000
Transfer agent	1,000
Organization expense	1,500
Bank charges	10
Total expenses	21,210
Net loss	$ (21,510)

Weighted average shares outstanding	1,563,574
Basic and diluted earnings per share	$ (0.02)

The accompanying notes are an integral part of these financial statements

-F3-

.

     BERITA CAPITAL CORPORATION.
(A Development Stage Company)
Statement of Changes in Stockholders Deficiency
For the Period May 14, 2008 (Date of Inception) to February 28, 2009

				Accumulated
	Common Stock		Capital in Excess	Deficit during the
	Shares	Amount	of Par Value	development stage	Total
Balance May 14, 2008	-	$ -	$ -	$ -	$ -
Shares issued for cash	1,000,000	1,000	14,000	-	15,000
Shares issued for services	1,500,000	1,500	-	-	1,500
Net loss for period	-	-	-	(21,510)	(21,510)
Balance February 28, 2009	2,500,000	$ 2,500	$ 14,000	$ (21,510)	$ (5,010)

The accompanying notes are an integral part of these financial statements.

F4-

BERITA CAPITAL CORPORATION.
(A Development Stage Company)
Statement of Cash Flows
For the Period May 14, 2008 (Date of Inception) to February 28, 2009

Cash Flows From Operating Activities
Net loss	$ (21,510)
Adjustments to reconcile net loss to cash consumed in operating activities::
Charges not requiring outlay of cash:
Shares issued for services	1,500
Changes in assets and liabilities:
Increase in accrued liabilities	20,000
Cash Consumed in Operating Activities	(10)
Cash Flows from Investing Activities	-
Cash Flows from Financing Activities:
Proceeds of sales of common stock	15,000
Cash Provided by Financing Activities:	15,000
Net change in cash	14,990
Cash balance, May 14, 2008	-
Cash balance, February 28, 2009	$ 14,990

The accompanying notes are an integral part of these financial statements.

-F5-

BERITA CAPITAL CORPORATION. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS FEBRUARY 28, 2009

1. ORGANIZATION AND BUSINESS Organization of Company

The Company was incorporated in the State of Nevada on May 14, 2008 for the purpose of distributing a system designed to provide a comprehensive assessment of the electrical impulses within the human body (the “System”).

On February 2, 2009, the Company executed an agreement giving the Company an exclusive right to distribute the System in the Caribbean. The Company plans to market this product by appointment of regional distributors. In exchange for this exclusive right to the System, the Company is subject to a performance quota. That performance quota is discussed in Note 7.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.

Shares issued for Services

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the goods or services received or fair value of the equity instruments issued, whichever is the more readily determinable. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Recognition Of Revenue

Revenue will be recognized on product sales when the product is delivered to customers. In determining recognition, the following criteria are considered: persuasive evidence exists that there is an arrangement between buyer and seller; delivery has occurred; the sales price is fixed or determinable; and collectibility is reasonably assured. Based on the guidelines in EITF 99-19 on “Reporting Revenues,” the Company will be reporting gross revenues as a principal versus net revenues as an agent.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instrument, consisting of cash, approximates its their value at February 28, 2009.

-F6-

BERITA CAPITAL CORPORATION. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS FEBRUARY 28, 2009

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, which requires the use of the “liability method”. Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, and of net operating loss carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs. The Company did not incur any advertising costs during the period of May 14, 2008 to February 28, 2009.

Net Income per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Segment Reporting

Management will treat the operations of the Company as one segment.

-F7-

BERITA CAPITAL CORPORATION. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS FEBRUARY 28, 2009

3. RELATED PARTY TRANSACTIONS

The Company’s President was awarded 1,500,000 shares of common stock, valued at $1,500 as compensation for the organization and formation of the Company.

The Company conducts its business in the office of a company controlled by a significant shareholder. There has been no charge for this use. If there were a charge, it would be insignificant.

4.         SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.

A total of 1,500,000 shares of common stock, valued at $1,500 were awarded to the President as compensation for services for the organization and formation of Company.

5.         RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect adoption of recently issued accounting pronouncements to have a significant effect on the Company’s results of operations, financial position or cash flows.

6. INCOME TAXES

The Company experienced a $21,510 loss during the period ended February 28, 2009. The Internal Revenue Code allows net operating losses (NOL’s) to be carried back and then forward and applied against future profits for a period of twenty years. The $ 21,510 is available for future years; if not used, this carry-forward will expire in the year ended February 28, 2031.

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The potential benefit of the 2007 carry-forward has been offset by a valuation allowance. The Company has recorded deferred tax assets as follows:

Deferred tax assets	$ 3,035
Valuation Allowance	(3,035)
Balance Recognized	$ -

-F8-

BERITA CAPITAL CORPORATION. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS FEBRUARY 28, 2009

7. SIGNIFICANT CONTRACTS

On February 2, 2009, the Company negotiated a contract with Multi Media Capital Corporation for the exclusive right to market the “System” (see Note 1) in the Caribbean. In return, the Company is obligated for a performance quota measured by the number of required orders. The Company must place five orders before February 23, 2010 and ten orders in each of the succeeding five year intervals.

Concurrently, the Company negotiated a regional distributor contract with Natural Wellness Company which is required to place the same number of orders as required under the Company’s exclusive rights contract in order to maintain the benefit of preferred versus retail pricing.

8. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has experienced losses and does not presently have sufficient resources to accomplish its objectives during the next twelve months. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation. The Company’s present plans, the realization of which cannot be assured, are to raise necessary funds through shareholder loans.

-F9-

BERITA CAPITAL CORPORATION.
(A Development Stage Company)
BALANCE SHEETS
	August 31,	February 28,
	2009	2009
ASSETS	(Unaudited)	(Audited)
Current Assets:
Cash	$ 14,780	$ 14,990
Total current assets	14,780	14,990
Total Assets	$ 14,780	$ 14,990
LIABILITIES AND SHAREHOLDER’S DEFICIENCY
Current Liabilities:
Accrued liabilities	$ 20,125	$ 20,000

Shareholders’ Deficit:
Common stock: authorized 75,000,000 shares of $0.001 par	2,500	2,500
value; issued and outstanding, 2,500,000 shares
Capital in excess of par value	14,000	14,000
Accumulated deficit	(21,845)	(21,510)
Total Shareholder’s Deficiency	(5,345)	(5,010)
Total Liabilities and Shareholders’ Deficiency	$ 14,780	$ 6,674
These accompanying notes are an integral part of these financial statements.
-F10-

BERITA CAPITAL CORPORATION.
(A Development Stage Company)
STATEMENTS OF OPERATIONS AND
DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE
(Unaudited)

			May 14, 2008
			(Date of Inception
	Six Month Period Ended		of Development
	August 31,		Stage)
			to
	2009	2008	August 31, 2009
Revenue	$ -	$ -	$ -

Expenses:

Professional fees	-		19,000
Transfer agent	-		1,000
Office	335		335
Bank charges	-		10
Organization expense	-	1,500	1,500

Net loss	$ (335)	$ (1,500)	$ (21,845)

Loss Per Share -
Basic and Diluted	$ -	$ -	$ -

Weighted average number	2,500,000	750,000
of shares outstanding

These accompanying notes are an integral part of these financial statements.

-F11-

BERITA CAPITAL CORPORATION.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			May 31, 2008
	Six Month	Six Month	(Date of
	Period	Period	Inception of
	Ended	Ended	Development
	August 31,	August 31,	Stage) To
	2009	2008	August 31,
			2009

CASH FLOWS FROM OPERATIONS:
Net loss	$ (335)	$ (1,500)	$ (21,845)
Adjustments to reconcile net loss to cash consumed in operating activities:
Changes not requiring the outlay of cash:
Shares issued for services	-	1,500	1,500
Changes in assets and liabilities
Increase in accrued expenses	125	-	20,125
Net Cash Consumed by Operating Activities	(210)	-	(220)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds of sales of common stock	-	-	15,000
Net Cash Provided by Financing Activities	-	-	15,000

Net increase (decrease) in cash	(210)	-	14,780

Cash balance, beginning of period	14,990	-	-

Cash balance, end of period	$ 14,780	$ -	$ 14,780

These accompanying notes are an integral part of these financial statements.

-F12-

BERITA CAPITAL CORPORATION. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS AUGUST 31, 2009

1. BASIS OF PRESENTATION

The unaudited interim financial statements of Berita Capital Corporation. (“the Company”) as of August 31, 2009 and for the six month periods ended August 31, 2009 and 2008 and the period May 14, 2008 (date of inception) to August 31, 2009, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods. The results of operations for the six month period ended August 31, 2009 are not necessarily indicative of the results to be expected for the full fiscal year ending February 28, 2010.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended February 28, 2009.

2.         SUPPLEMENTAL CASH FLOWS INFORMATION

There was no cash paid for either interest or income taxes during either of the periods presented. There were no non cash investing or financing activities during either of the periods presented.

3. CONTINGENCY The Company does not carry insurance. 4. SHAREHOLDER LOANS

The shareholder loans are non-interest bearing demand loans.

5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has experienced losses and does not presently have sufficient resources to accomplish its objectives during the next twelve months. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation. The Company’s present plans, the realization of which cannot be assured, are to raise necessary funds through shareholder loans.

-F13-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants since our incorporation.

AVAILABLE INFORMATION

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered by the selling security holders through this prospectus. You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C. copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”) and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We estimate to incur the following expenditures relating to this offering. We are paying all these expenses and will not be reimbursed by the Selling Shareholders. The Selling Shareholders are responsible for their own selling costs. The following are all estimates except for the SEC registration fee:

SEC registration fee	$ 0.80
Transfer Agent Fees	1,000
Accounting and audit fees and expenses	4,000
Legal fees	15,000

Total	$ 20,000.80

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On May 30, 2008, we issued 1,500,000 shares valued at $ 1,500 for incorporation and other related costs. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Regulation S promulgated under the Act.

On January 15, 2009, we issued 1,000,000 share of our common stock for consideration of $15,000 to 24 shareholders. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act. We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to us certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person, other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

EXHIBITS
Exhibit Number	Description
3.1	Certificate of Incorporation dated May 14, 2008.*
3.2	Articles of Incorporation dated May 14, 2008.*
3.3	Bylaws, effective May 13, 2008.*
5.1	Legal Opinion Letter dated October 21, 2009 from Lonsdale Avenue Law Centre.
10.1	Distribution Agreement with Multi Media Capital Corp. dated February 2, 2009
10.2	Regional Distribution Agreement with Natural Wellness of Jamaica dated February
23, 2009.
10.3	Sample Share Subscription Agreement
23.1	Consent Letter from Robert Jeffrey, CPA dated October 21, 2009.

  *Incorporated by reference to Form S-1 filed with the SEC on May 13, 2009.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

	(c)	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

	(b)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

	(c)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

	(d)	any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on October 21, 2009.

BERITA CAPITAL CORPORATION.
Date: October 21, 2009
	By:	/s/ Locksley Samuels
Locksley Samuels
President, CEO, CAO, CFO, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Locksley Samuels	President, CEO, CAO,	October 21, 2009
Locksley Samuels	CFO, and Director